UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                         -----------------------------

                                   FORM 8-K

                                CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


                       Date of Report  - December 22, 2004


                       THE MAY DEPARTMENT STORES COMPANY
              (Exact name of Registrant as specified in its charter)

   Delaware                          I-79                      43-1104396
(State or other                 (Commission                  (IRS Employer
jurisdiction of                 File Number)              Identification No.)
incorporation)

611 Olive Street, St. Louis, Missouri                            63101
(Address of principal executive offices)                        (Zip code)

        Registrant's telephone number, including area code: (314)342-6300


                                Not Applicable
          (former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (See General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
      240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
      Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))






Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On December 16, 2004, The May Department Stores Company received a letter from Edward E. Whitacre, Jr. submitting his resignation, effective December 31, 2004, as a member of Registrant's board of directors. Mr. Whitacre is currently a member of the board's Finance Committee and is chairman of the board's Executive Compensation and Development Committee.

(d) On December 22, 2004, the Registrant announced that David B. Rickard will join its board of directors, effective as of January 1, 2005. Mr. Rickard is the executive vice president, chief financial officer and chief administrative officer of CVS Corporation. Upon his election, Mr. Rickard will become a member of the board's Audit Committee and Finance Committee.

Item 9.01   Financial Statements and Exhibits.

99.1	Press Release, dated December 22, 2004.


                             SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                        THE MAY DEPARTMENT STORES COMPANY



Dated: December 22, 2004         By:    /s/ Richard A. Brickson
                                       Richard A. Brickson
                                       Secretary

















                                 EXHIBIT 99.1

DAVID B. RICKARD TO JOIN BOARD OF DIRECTORS
OF THE MAY DEPARTMENT STORES COMPANY;
EDWARD E. WHITACRE JR. TO RESIGN

     ST. LOUIS, Dec. 22, 2004 - The May Department Stores Company [NYSE: MAY] has announced that David B. Rickard will join its board of directors effective January 1, 2005. Mr. Rickard is executive vice president, chief financial officer and chief administrative officer of CVS Corporation, the largest retail pharmacy in the nation.
     May also announced that Edward E. Whitacre Jr., 63, chairman and chief executive officer of SBC Corporation, has resigned from the board effective Dec. 31, 2004.
     Gene S. Kahn, May's chairman and chief executive officer, said, "We are very pleased to welcome Dave Rickard to our board. He brings extensive financial and reporting expertise as well as overall top management experience, which he gained at some of the leading and most successful businesses operating today. We are fortunate to have an executive of his caliber and look forward to the insights and perspectives he will offer to our board."
     Mr. Kahn continued, "We sincerely regret that Ed Whitacre has chosen to resign from the board of directors. He has been a wise counselor, insightful advisor, and committed leader during his more than 15 years of service on our board. His fellow directors and all those at May who worked with him will truly miss him."
     Mr. Rickard, 57, assumed his current position at CVS Corporation in September 1999. Prior to that, he served as senior vice president and chief financial officer of RJR Nabisco Holdings Corporation from March 1997 to August 1999. Mr. Rickard has also served in various executive financial positions at Grand Metropolitan PLC, Kraft Foods Inc. and S.C. Johnson & Son Inc.
     Mr. Rickard serves on the board of Harris Corporation, is a member of the steering committee of the Financial Accounting Standards Advisory Council, and is a member of the Worldwide Retail Exchange. Mr. Rickard received a B.S. degree in social psychology in 1969 from Cornell University and an M.B.A. in Finance in 1971 from Harvard University.
     The May Department Stores Company currently operates 501 department stores under the names of Famous-Barr, Filene's, Foley's, Hecht's, Kaufmann's, Lord & Taylor, L.S. Ayres, Marshall Field's, Meier & Frank, Robinsons-May, Strawbridge's, and The Jones Store, as well as 238 David's Bridal stores, 459 After Hours Formalwear stores, and 11 Priscilla of Boston stores in its Bridal Group. May operates in 46 states, the District of Columbia, and Puerto Rico.

                                      # # #

For more information, contact Sharon Bateman on (314) 342-6494.